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                                                                     Exhibit 1.1





                                Letter Agreement

       The undersigned pursuant to Rule 13d-1 promulgated pursuant to the Securities Exchange Act of 1934, hereby execute this Letter Agreement for the purpose of electing to file jointly a schedule 13D pursuant to such act.

Dated March 11, 2001


COUNSEL CORPORATION


By: /s/ Allan C. Silber
    -------------------------------
    Allan C. Silber
    Chairman of the Board and
    Chief Executive Officer



COUNSEL CAPITAL CORPORATION


By: /s/ Allan C. Silber
    -------------------------------
    Allan C. Silber
    President



COUNSEL COMMUNICATIONS, LLC


By: /s/ Allan C. Silber
    --------------------------------
    Allan C. Silber
    Chairman of the Board



    /s/ Allan C. Silber
    --------------------------------
    Allan C. Silber, Individually